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                        INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Advantus Cornerstone Fund, Inc.:


We consent to the use of our report included herein and the references to our Firm under the headings "FINANCIAL HIGHLIGHTS" and "COUNSEL AND INDEPENDENT AUDITORS" in Part A and "FINANCIAL STATEMENTS" in Part B of the Registration Statement.



                                           /s/ KPMG Peat Marwick LLP
                                           KPMG Peat Marwick LLP

Minneapolis, Minnesota
January 14, 1998